Exhibit 10.11

FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT

RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) dated as of June 18, 2014 (the “Effective Date”), between DISCOVERY LABORATORIES, INC., a Delaware corporation (the “Company”), and ____________________, a Non-Employee Director of the Company (“Participant”).

WHEREAS, in order to generate an increased incentive to contribute to the Company’s future success and prosperity, the Company has agreed to award to Participant that number of  restricted stock units (the “Restricted Stock Units”) representing on a one-for-one basis the same number of Shares of the Company;

NOW, THEREFORE, in consideration of the above premises and the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.              General.

(a)            All capitalized terms used in this Agreement without definition shall have the meanings ascribed to them in the Discovery Laboratories, Inc., 2011 Long-Term Incentive Plan (“the “Plan”).

(b)            The Award is subject to the terms, conditions and restrictions set forth in this Agreement, the Plan (the terms of which are incorporated in this Agreement by reference), and the Notice of Award of Restricted Stock Units issued by the Company (the “Notice”).  In the event of any inconsistency between the Plan, this Agreement or the Notice, the terms of the Plan shall control.

SECTION 2.              Award and Vesting of Restricted Stock Units.  Effective as of the Grant Date set forth in the Notice, the Company hereby grants to Participant named in the Notice an award of Restricted Stock Units, as set forth in the Notice.  Subject to the earlier vesting or forfeiture of Restricted Stock Units as provided in Section 4 below, the Restricted Stock Units awarded to Participant shall vest and the Shares shall be delivered to Participant as set forth in the Notice.

SECTION 3.              Restrictions.  The Restricted Stock Units are bookkeeping entries only.  The Participant shall have no rights as a stockholder of the Company, no dividend rights and no voting rights with respect to the Restricted Stock Units.  Participant is an unsecured general creditor of the Company:

(a)            Subject to Section 4, the Restricted Stock Units shall vest and restrictions shall lapse in accordance with the vesting schedule set forth in the Notice.  Participant shall not be entitled to delivery of the certificate or certificates for the Shares pursuant to Section 5 hereof until the applicable vesting date and upon the satisfaction of all other applicable conditions.

(b)            Participant shall not, without the prior written consent of the Company, offer, transfer, sell, pledge, assign, hypothecate or otherwise encumber or dispose of or attempt to dispose of any unvested Restricted Stock Units otherwise than by will or by the laws of descent and distribution.  Any attempt by the Participant to offer, transfer, sell, pledge, assign, hypothecate or otherwise encumber or dispose of unvested Restricted Stock Units or any interest in such Restricted Stock Units in a manner contrary to the restrictions set forth in this Agreement shall be void and of no effect.

SECTION 4.             Acceleration; Forfeiture of Restricted Stock.

(a)            If Participant’s Service as a member of the Board of Directors of the Company (the “Board”) is terminated due to Participant's death or Disability, then Participant shall be entitled to the immediate full vesting on the date of termination of all Restricted Stock Units.  Upon the occurrence of a Corporate Transaction or Change in Control, all Restricted Stock Units that have not then vested shall vest as of the effective date of such Corporate Transaction or Change in Control in accordance with the provisions of the Plan including, without limitation, Section 13 of the Plan.

(b)            If Participant’s Service as a member of the Board terminates for any reason other than as set forth in Section 4(a) above, all unvested Restricted Stock Units granted hereunder shall automatically be forfeited as of the date of termination and reacquired for no additional consideration and without the need for any further action on behalf of the Company.  In the event of any such forfeiture, all such forfeited Restricted Stock Units shall be returned to the Plan in accordance with Section 8(e) of the Plan.

SECTION 5.              Book Entry Form; Conditions to Issuance of Certificates; Tax Withholding.

(a)            The Restricted Stock Units will be recorded in the name of the Participant in the books and records of the Company.

(b)            Upon vesting of any Restricted Stock Units granted hereby and the satisfaction of all other applicable conditions, the Company shall (i) cause certificates representing the Shares to be issued to the Participant or (ii) credit the Shares to which Participant is entitled to Participant’s (or designee's) balance account with the Depository Trust Company (DTC) through its Deposit / Withdrawal At Custodian (DWAC) system; provided, however, that the Company shall not be required to issue or deliver any such certificate(s) or credit for any Shares prior to the fulfillment of all of the following conditions:

1.
In such rare circumstances in which tax withholding is applicable to the vesting of the Restricted Stock Units or distribution of the Shares, the Participant or his legal representative shall pay to the Company the full amount of all federal and state withholding or other taxes applicable to the taxable income of Participant resulting from the grant of Restricted Stock Units or the lapse or removal of the restrictions.  The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to the use of Shares to satisfy tax withholding obligations as it deems necessary or appropriate to facilitate and promote the conformity of Participant's transactions under the Plan and this Agreement with Rule 16b-3 under the 1934 Act, as amended, if such Rule is applicable to a transaction by Participant;

2.
The completion and continued effectiveness of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Committee shall, in its sole and absolute discretion, deem necessary and advisable;

3.	The obtaining of any approval or other clearance from any state or federal governmental agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

4.	The lapse of any such reasonable period of time following the date the restrictions lapse as the Committee may from time to time establish for reasons of administrative convenience.

SECTION 6.              Representations and Warranties.

(a)            Participant hereby represents to the Company that Participant has read in their entirety and fully understands the provisions of this Agreement and the Plan, has had an opportunity to obtain the advice of counsel, and fully understands all provisions of this Agreement and the Plan, and the Participant acknowledges that Participant is relying solely on his or her own advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences of this Award.  Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as result of the transactions contemplated by this Agreement.

(b)            Participant acknowledges and agrees that the vesting of Restricted Stock Units pursuant to this Agreement is earned only through his or her continued and satisfactory service as a member of the Board and not through the award of Restricted Stock Units hereunder.

(c)            Participant hereby accepts this Agreement subject to all of the terms and provisions hereof.

(d)            Participant acknowledges that, as a condition to the vesting of the Restricted Stock Units, the representations and warranties of this Section 6 shall be true and correct as of the vesting date or the date of receipt of any distributions with respect to the Restricted Stock Units, as applicable, as if they had been made on such date with respect to vested Restricted Stock Units or any such other distributions, as applicable.

SECTION 7.              Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976, Attention: Legal Department, or to such other address as shall be provided in writing to Participant.  Any notice required to be given or delivered to Participant shall be in writing and addressed to the most recent address of Participant as set forth in the books and records of the Company.  All notices shall be deemed effective one day after being sent by Federal Express or similar overnight delivery or three days after being mailed registered or certified mail, postage prepaid, and properly addressed to the party to be notified.

SECTION 8.              Miscellaneous.

(a)            Assignment; Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Participant and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Participant.

(b)            Entire Agreement; Amendment.  This Agreement represents the entire agreement of the parties with respect to the subject matter hereof, except that the provisions of the Plan are incorporated in this Agreement in their entirety.  In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall control.  This Agreement may be amended by the Committee without the consent of the Participant except in the case of an amendment adverse to the Participant (except as may be permitted under Section 16(b) of the Plan), in which case the Participant's consent shall be required.

(c)            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles of such state.

(d)            Severability.  Whenever possible, each provision in this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, then (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (ii) all other provisions of this Agreement shall remain in full force and effect.

(e)             Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the 1934 Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the 1934 Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(f)              Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the 1934 Act, the Plan and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the 1934 Act (including any amendment to Rule 16b-3 of the 1934 Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

(g)            No Strict Construction.  No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, this Agreement or any rule or procedure established by the Committee.

(h)            Use of the Word “Participant”.  Wherever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

(i)              Further Assurances.  The Participant agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements (including, without limitation, stock powers with respect to Shares issued as a dividend or distribution on Restricted Stock Units) which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.